Exhibit (11) under Form N-1A
                                                     Exhibit 23 under 601/Reg SK


               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the captions "Financial Highlights" and to the use of our report dated December 31, 1997, in Post-Effective Amendment No. 14 to Registration Statement (No. 33-54129) and the related Annual Report and Prospectus of Federated International Growth Fund, a portfolio of World Investment Series, Inc., dated December 31, 1997.

Pittsburgh, Pennsylvania
December 31, 1997



                                /s/ Ernst & Young
                                  Ernst & Young